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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39634) pertaining to the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan of Dendreon Corporation of our report dated February 9, 2001, with respect to the financial statements of Dendreon Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                    /s/ Ernst & Young LLP

Seattle, Washington
March 30, 2001